AMENDMENT NO. 1 TO CREDIT AGREEMENT

            AMENDMENT dated as of July 20, 2005 to the Revolving Three Year Credit Agreement dated as of March 30, 2004 (the "Credit Agreement") among NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION (the "Borrower"), the BANKS party thereto (the "Banks"), THE BANK OF NOVA SCOTIA, THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH and ABN AMRO BANK N.V., as Co-Documentation Agents, BANK OF AMERICA, N.A., as Syndication Agent, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the "Administrative Agent").

W I T N E S S E T H :

            WHEREAS, the parties hereto desire to amend the Credit Agreement to provide an additional exception to the lien covenant;

            NOW, THEREFORE, the parties hereto agree as follows:

            SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, from and after the Amendment Effective Date (as defined in Section 6 below), refer to the Credit Agreement as amended hereby.

            SECTION 2. Additional Exception to the Lien Covenant. Section 5.10 of the Credit Agreement is amended by (i) deleting the "and" at the end of clause (vi) thereof and replacing it with a comma, (ii) deleting the period at the end of clause (vii) thereof and replacing it with ", and" and (iii) adding a new clause (viii) immediately after clause (vii) thereof, to read in its entirety as follows: "(viii) on any such Indebtedness granted by the Borrower to secure any borrowings, which borrowings are on terms (except as to terms of interest, premium, if any, and amortization) not materially more disadvantageous to the Borrower's unsecured creditors than the borrowings under either Indenture (it being understood that the Borrower can not pledge such assets to an extent greater than 110% of the aggregate principal amount of such Indebtedness); provided that Liens incurred in reliance on this subsection (viii) shall not secure amounts exceeding $500,000,000 in the aggregate at any one time outstanding."

            SECTION 3. Representations of Borrower. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment

1

Effective Date and (ii) no Default will have occurred and be continuing on such date. 1

            SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

            SECTION 5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            SECTION 6. Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the Administrative Agent shall have received from each of the Borrower and the Required Banks a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

2

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION By: /s/ John Jay List Name: John Jay List Title: Senior Vice President

By: /s/ Thomas Casey Name: Thomas Casey Title: Vice President

HARRIS NESBITT FINANCING, INC. By: /s/ Cahal B. Carmody Name: Cahal B. Carmody Title: Vice President

SunTrust Bank By: /s/ William C. Washburn, Jr Name: William C. Washburn, Jr. Title: Vice President

Calyon New York Branch By: /s/ Sebastian Rocco Name: Sebastian Rocco Title: Managing Director By: /s/ W. Jay Buckley Name: W. Jay Buckley Title: Managing Director

The Bank of Tokyo-Mitsubishi Ltd., New York Branch By: /s/ Linda Tam Name: Linda Tam Title: Authorized Signatory

Mizuho Corporate Bank, Ltd. By: /s/ Raymond Ventura Name: Raymond Ventura Title: Senior Vice President

Comerica Bank By: /s/ Erica M. Krzeminski Name: Erica M. Krzeminski Title: Account Officer

KeyBank National Association By: /s/ Sherrie I. Manson Name: Sherrie I. Manson Title: Vice President

PNC Bank, N.A. By: /s/ Louis K. McLinden Name: Louis K. McLinden Title: Vice President

Lehman Brothers, Inc. By: /s/ Janine M. Shugan Name: Janine M. Shugan Title: Authorized Signatory

MERRILL LYNCH BANK USA By: /s/ Frank Stepan Name: Frank Stepan Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH By: /s/ Marcus Tarkington Name: Marcus Tarkington Title: Director By: /s/ Rainer Meier Name: Rainer Meier Title: Assistant Vice President

ABN AMRO Bank N.V. By: /s/ Neil R. Stein /s/ Michael DeMarco Name: Neil R. Stein Michael DeMarco Title: Director Asst. Vice President

            National Rural Utilities CFC amendment dated as of July 20, 2005 to the revolving three-year credit agreement dated as of March 23, 2004.

Norddeutsche Landesbank Girozentrale
New York Branch and/or Cayman Islands Branch

By:        /s/ Stephen K. Hunter
Name:   Stephen K. Hunter
Title:     SVP & Deputy General Manager

By:        /s/ Stephanie Finnen
Name:   Stephanie Finnen
Title:     VP

The Royal Bank of Scotland plc. By: /s/ Belinda Wheeler Name: Belinda Wheeler Title: Vice President

Toronto Dominion (Texas) LLC By: /s/ Neva Nesbitt Name: Neva Nesbitt Title: Authorized Agent

By: /s/ Mary Pat Riggins Name: Mary Pat Riggins Title: Senior Vice President

The Bank of Nova Scotia By: /s/ Frank Sandler Name: Frank Sandler Title: Managing Director

U.S. Bank, N.A. By: /s/ Richard J. Popp Name: Richard J. Popp Title: Vice President

CREDIT SUISSE, Cayman Islands Branch
(formerly known as CREDIT SUISSE FIRST
BOSTON, acting through its Cayman Islands
Branch)

By:        /s/ Jay Chall
Name:   Jay Chall
Title:     Director

By:        /s/ Karim Blasetti
Name:   Karim Blasetti
Title:      Associate